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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-75649 of Alkermes, Inc. on Form S-3 and Registration Statement Nos. 333-72988, 333-89573, 333-89575, 333-48768, 333-48772, 333-71011, 333-50357,
333-13283, 33-97468, 33-58330 and 33-44752 of Alkermes, Inc. on Form S-8 of our
report dated May 23, 2003 (June 18, 2003 as to Note 15), appearing in this Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2003.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts
June 27, 2003